Exhibit 10.6
EXECUTION VERSION
CONSENT AND FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS CONSENT AND FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of March 26, 2010, is made and entered into by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“Royal Gold”) and HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“High Desert”, with each of Royal Gold and High Desert individually referred to herein as a “Borrower” and collectively referred to herein as the “Borrowers”), RG MEXICO, INC., a corporation organized and existing under the laws of Delaware, as a guarantor (the “Guarantor”), HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (“HSBC Bank”), as a lender, SCOTIABANC INC., as a lender (“Scotiabanc” and together with HSBC Bank, collectively the “Lenders”), HSBC Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), THE BANK OF NOVA SCOTIA, as sole syndication agent (“BNS”) and HSBC SECURITIES (USA) INC., as sole lead arranger (“HSBC Securities”).
Recitals
     A. The Borrowers, the Guarantor, the Administrative Agent and the Lenders, BNS and HSBC Securities are parties to the Third Amended and Restated Credit Agreement, dated as of October 30, 2008, (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”).
     B. Royal Gold and High Desert are also parties to that certain Term Loan Facility Agreement, dated as of January 20, 2010 (the “Original Term Loan Credit Agreement”), by and among Royal Gold, as the borrower (the “Term Loan Borrower”), High Desert, as a guarantor, Royal Gold Chile Limitada, a limited liability partnership organized and existing under the laws of Chile, as a guarantor (“RG Chile”), RGLD Gold Canada, Inc., a corporation organized and existing under the laws of the Province of British Columbia, as a guarantor (“RG Canada”), and those additional guarantors from time to time party thereto, as guarantors (together with High Desert, RG Chile and RG Canada, collectively, the “Term Loan Guarantors”), HSBC Bank, as a lender (“Original Term Lender”), HSBC Bank, as administrative agent thereunder (in such capacity, the “Term Administrative Agent”), and HSBC Securities, as the sole lead arranger.
     C. The Term Loan Borrower, the Term Loan Guarantors, the Original Term Lender, the Term Administrative Agent and the other parties thereto have agreed to amend and restate the Original Term Loan Credit Agreement to, among other things, join BNS as a lender thereunder (BNS together with the Original Term Lender, the “Term Lenders”), advance additional funds, amend the financial covenants, extend the Maturity Date (as defined therein), amend the rate of interest applicable to the funds advance thereunder and change the rate of amortization, among other changes (the Original Term Loan Credit Agreement, as so amended and restated and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”).

     D. In connection with the Original Term Loan Credit Agreement, which obligation continues under the Term Loan Credit Agreement, each of Royal Gold and High Desert (as the direct parents of RG Chile, the “Partners”) agreed, among other things, to (i) pledge its equity interests in RG Chile to the Term Administrative Agent for the benefit of the Term Lenders (the “Pledge”) and (ii) to cause RG Chile to amend its bylaws to facilitate foreclosure on such equity interests by the Term Administrative Agent in connection with its exercise of remedies under the Term Loan Credit Agreement, if any (the “Bylaw Amendment”), which Bylaws Amendment is prohibited under Section 7.10 of the Revolving Credit Agreement.
     E. Borrowers have therefore requested that Lenders, and the Lenders have agreed in accordance with Section 10.1 of the Revolving Credit Agreement, to (i) amend the Revolving Credit Agreement to conform the financial covenants and certain other provisions to the corresponding provisions of the Term Loan Credit Agreements and (ii) consent to the Bylaw Amendment to avoid any Default or Event of Default that would have arisen upon the adoption of the Bylaw Amendment but for the consent provided hereunder.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:
     1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Revolving Credit Agreement.
     2. Amendments to the Revolving Credit Agreement.
          (a) Section 6.16(d) of the Revolving Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
          (d) Current Ratio. The Current Ratio shall be (i) for the periods ending December 31, 2008 through December 31, 2009, greater than or equal to 1.5 to 1.0, (ii) for the periods ending March 31, 2010 and June 30, 2010, greater than or equal to 1.0 to 1.0; and (iv) at all times thereafter, greater than or equal to 1.5 to 1.0.
          (b) Section 7.5 of the Revolving Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
          Section 7.5 Dissolution or Sale of Assets. Each of the Credit Parties will not, nor will it permit any Subsidiary to (whether in one transaction or in a series of transactions and whether directly or indirectly): (a) dissolve, liquidate or wind up its affairs, except for the dissolution, liquidation or winding up of the affairs of any Subsidiary that is not itself a Credit Party as such Subsidiary has no material assets; provided that the Credit Parties have provided advance written notice thereof to the Administrative Agent; or (b) sell, assign, transfer, lease to a third party or otherwise dispose of its business or assets as a whole or in an amount which constitutes a substantial portion thereof, except with respect to any

Subsidiary that is not itself a Credit Party that has no material assets, which shall be permitted so long as no Default or Event of Default has occurred and is continuing, or would otherwise occur as a result of such action; provided that the Credit Parties have provided advance written notice thereof to the Administrative Agent; or (c) sell, assign, transfer, lease to a third party or otherwise dispose of any material property or asset, including any Royalty Interest or Non-Credit Party Royalty Interest, equity interests of any Subsidiary that is not itself a Credit Party or any portion of the foregoing; or (d) agree to do any of the foregoing at a future time; except, in the case of clause (c), a Credit Party or Subsidiary that is not itself a Credit Party shall be permitted to undertake the following actions so long as no Default or Event of Default has occurred and is continuing, or would occur as a result of such action:
          (i) the sale, assignment, lease, transfer or other disposition in the ordinary course of business of (A) inventory or property that has become obsolete or worn out or no longer used in the conduct of business, (B) Non-Credit Party Royalty Interests and Royalty Interests (other than Material Royalties) in respect of Metals other than precious Metals, (C) Non-Credit Party Royalty Interests and Royalty Interests (other than Material Royalties) in respect of precious Metals in an aggregate amount not to exceed Five Million Dollars ($5,000,000) in the aggregate in any calendar year, (D) the proceeds of the Loan in accordance with Section 3.8, (E) the assets set forth on Schedule 7.5, or (f) other assets not constituting Royalty Interests or Non-Credit Party Royalty Interests in an aggregate amount not to exceed One Million Dollars ($1,000,000) in any calendar year;
          (ii) the swap or exchange of any Non-Credit Party Royalty Interest or Royalty Interest not constituting a Material Royalty for another Non-Credit Party Royalty Interest or Royalty Interest of at least reasonably equivalent value, as determined by the Board of Directors of Royal Gold and approved in writing by the Administrative Agent (or, to the extent that the Non-Credit Party Royalty Interest or Royalty Interest to be acquired is less than reasonably equivalent value, such swap or exchange shall be permitted if the net disposition amount would be permitted pursuant to the immediately preceding clause (i)); or the sale, assignment, lease or transfer of property or assets, other than a Material Royalty, to a Credit Party.
          (c) Schedules 7.1 and 7.2 to the Revolving Credit Agreement are hereby deleted and replaced in their entirety by the corresponding schedules attached hereto as Exhibit A and Schedule 7.5, also attached hereto as Exhibit A is hereby added to the schedules to the Revolving Credit Agreement.
     3. Consent. The Lenders hereby consent to the Bylaw Amendment and agree to waive compliance with Section 7.10 of the Revolving Credit Agreement in connection with the Bylaw Amendment to avoid any Default or Event of Default that would have arisen thereunder but for this consent. This consent is expressly limited to the extent described herein and shall not be construed to be a consent to or a waiver of any terms, provisions, covenants, warranties or agreements contained in the Revolving Credit Agreement or in any of the other Credit Documents, except as expressly provided herein. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Revolving Credit Agreement or any other provision of any Credit Document.
     4. Representations and Warranties. Each Credit Party hereby jointly and severally represents and warrants that (i) the representations and warranties contained in the Revolving Credit Agreement the other Credit Documents are true and correct in all material respects on and as of the date hereof, after giving effect to the terms of this Amendment, (ii) this Amendment and each other Instrument delivered by a Credit Party in connection herewith has been duly authorized, executed and delivered by each Credit Party, (iii) the execution, delivery and performance of this Amendment are within the corporate power and authority of the each Credit Party and have been duly authorized by appropriate corporate action and proceedings, (iv) this Amendment and each other Instrument delivered in connection herewith constitutes the legal, valid, and binding obligation of each Credit Party which is party thereto enforceable against such Credit Party in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, (v) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery and performance of this Amendment and the other Instruments delivered in connection herewith, (vi) the Liens under the Security Documents are valid and subsisting and secure the Credit Parties’ obligations under the Credit Documents, and (vii) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the transactions contemplated hereby.
     5. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:
          (a) The Administrative Agent has received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by Responsible Officers of the Parties hereto.
          (b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers demonstrating compliance with the financial covenants contained in Section 6.16 of the Revolving Credit Agreement by calculation thereof as of the end of the most recently completed fiscal quarter.
          (c) The Administrative Agent shall have received evidence reasonably satisfactory to the Lenders that this Amendment has been approved and entered into pursuant to approval by the Board of Directors of each Borrower.
          (d) The Administrative Agent shall have received such other Instruments, certificates, information and opinions as the Lender may reasonably request, in each case, in form and substance reasonably satisfactory to the Lender.
     6. Miscellaneous.

          (a) This Amendment and all other Instruments executed and delivered by any Credit Party in connection with this Amendment are and shall be deemed to be Credit Documents for all purposes. All references to the Revolving Credit Agreement in each of the Credit Documents and in any other document or instrument shall hereafter be deemed to refer to the Revolving Credit Agreement as amended hereby.
          (b) Each of the Credit Parties does hereby adopt, ratify, and confirm the Revolving Credit Agreement, as amended hereby, and acknowledges and agrees that the Revolving Credit Agreement, as amended hereby, and all other Credit Documents are and remain in full force and effect, and each Borrower and each Guarantor acknowledge and agree that its respective liabilities under the Revolving Credit Agreement and the other Credit Documents are not impaired in any respect by this Amendment or the amendments, consents or waivers granted hereunder.
          (c) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. The execution, delivery and effectiveness of this Amendment shall not operate or be deemed to operate as a waiver of any rights, powers or remedies of the Lender under the Revolving Credit Agreement or any other Credit Document or constitute a waiver of any provision thereof.
          (d) This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.
          (e) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each Borrower and the Administrative Agent. This Amendment may be validly executed and delivered by facsimile, e-mail or other electronic transmission, and a signature by facsimile, e-mail or other electronic transmission shall be as effective and binding as an original signature.
          (f) This Amendment shall be binding upon and inure to the benefit of each Party, and their respective successors and assigns permitted by the Revolving Credit Agreement.
          (g) The Borrowers shall pay all reasonable costs, fees and expenses paid or incurred by the Lenders and the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWERS:	ROYAL GOLD, INC.
	By:	/s/ Stefan Wenger
		Name:	Stefan Wenger
		Title:	Chief Financial Officer and Treasurer

HIGH DESERT MINERAL RESOURCES, INC.
	By:	/s/ Stefan Wenger
		Name:	Stefan Wenger
		Title:	Vice President and Treasurer

GUARANTOR:

RG MEXICO, INC.
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Secretary

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Signature Page to Waiver and First Amendment to
Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION as Administrative Agent and as a Lender
By:	/s/ William S. Edge, III
	Name:	William S. Edge, III
	Title:	Managing Director

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Signature Page to Waiver and First Amendment to
Third Amended and Restated Credit Agreement

LENDER:

SCOTIABANC INC. as a Lender
By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

[end of signature pages]
Signature Page to Waiver and First Amendment to
Third Amended and Restated Credit Agreement